CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Triple Bay Industries

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 10, 2006, relating to the financial statements of Triple Bay Industries as of December 31, 2005 and 2004 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Malone & Bailey, PC
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Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 3, 2006